SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 16, 1999



                             ITEC ATTRACTIONS, INC.
           (FORMERLY INTERNATIONAL TOURIST ENTERTAINMENT CORPORATION)
             (Exact name of registrant as specified in its charter)



      Nevada                             0-21070                66-0426648
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                  File Number)         Identification No.)


                      3562 Shepherd of the Hills Expressway
                             Branson, Missouri 65616
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (417) 335-3533


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Items 1 through 4.         Not Applicable.

Item 5.                    Other Events.

         A  Special   Meeting   of   Shareholders   of   International   Tourist
Entertainment Corporation, a U.S. Virgin Islands corporation, was held on Saturday, October 16, 1999 at 12:30 p.m., local time, at the Company's offices in Branson, Missouri. At that meeting, the Shareholders adopted and approved an Agreement and Plan of Merger whereby International Tourist Entertainment
Corporation was merged with and into ITEC Attractions, Inc., a Nevada corporation, with ITEC Attractions, Inc. as the successor corporation.

         A definitive Information Statement relating to the Merger, which includes a copy of the Agreement and Plan of Merger, was filed with the Securities and Exchange Commission on September 23, 1999.

         The Merger became effective on December 16, 1999, upon filing of Articles of Merger with the Secretary of State of Nevada and filing of the Agreement and Plan of Merger with the Office of Lieutenant Governor of the U. S. Virgin Islands.

         The purpose and result of the Merger were to effect a change in domicile of the Company from the U. S. Virgin Islands to the State of Nevada. As a result of the Merger, the Company is now a Nevada corporation with the name ITEC Attractions, Inc. The Merger did not result in any other changes to the Company, including any change in control of the Company or any change in the assets, liabilities or financial condition of the Company.

Items 6 through 9.         Not Applicable.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ITEC ATTRACTIONS, INC.

Date: December 16, 1999                       /s/ PAUL E. RASMUSSEN
                                              ---------------------------
                                              Paul E. Rasmussen, President


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